UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2025

Riot Platforms, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 Ambrosia Street, Suite 301

Castle Rock, CO 80109

(Address of principal executive offices) (Zip Code)

(303) 794-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	RIOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On December 30, 2025, Riot Platforms, Inc. (“Riot”, the “Company”, “we”, “us”, “our”, etc.) entered into a sales agreement, dated as of December 30, 2025 (the “2025 Sales Agreement”), with the sales agents identified therein: B. Riley Securities, Inc., BTIG, LLC, Cantor Fitzgerald & Co., Keefe, Bruyette & Woods, Inc., Macquarie Capital (USA) Inc., Morgan Stanley & Co. LLC, Needham & Company, LLC, Northland Securities, Inc., and Roth Capital Partners, LLC (collectively, the “Sales Agents”). Pursuant to the 2025 Sales Agreement, we may offer and sell, to or through the Sales Agents, an indeterminate number of shares of Riot’s common stock, no par value per share (“Common Stock”), having an aggregate initial offering price of up to $500,000,000 (the “Placement Shares”) at prevailing market prices from time to time, in an “at-the-market offering” within the meaning of Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including sales made to the public directly on or through the Nasdaq Capital Market and any other trading market for our Common Stock (the “Offering”).

The Placement Shares will be offered and sold under the Company’s automatically effective Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 9, 2024, (the “Registration Statement”) pursuant to the prospectus supplement filed with the SEC on December 30, 2025, which supplements and amends the base prospectus filed with the Registration Statement.

Under the 2025 Sales Agreement, we may deliver placement notices to the Sales Agents designating the maximum amount of Placement Shares and the minimum price per share of our Common Stock to be offered. Subject to the terms and conditions of the 2025 Sales Agreement, however, the Sales Agents are not required to sell any specific number or dollar amount of Placement Shares but will act as sales agents using their commercially reasonable efforts consistent with their normal sales and trading practices, on mutually agreed terms between us and the Sales Agents. We or any Sales Agent, with respect to itself only, may suspend the offering of Placement Shares at any time throughout the Offering by notifying the other party. The Offering will terminate upon the sale of Placement Shares having an initial offering price of $500,000,000 or upon termination of the 2025 Sales Agreement, and the 2025 Sales Agreement will terminate upon notice by us or the Sales Agents or the parties’ mutual agreement.

Pursuant to the 2025 Sales Agreement, we have agreed to pay the Sales Agents a commission of up to 1.0% of the gross proceeds from sales of Placement Shares in the Offering. We have also agreed to reimburse the Sales Agents for certain expenses incurred in connection with the Offering, and we have agreed to indemnify the Sales Agents against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, as set forth in the 2025 Sales Agreement. We also made certain customary representations, warranties, and covenants concerning the Company and the Placement Shares in the 2025 Sales Agreement.

The foregoing description of the 2025 Sales Agreement is a summary and is qualified in its entirety by reference to the 2025 Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of offers to buy any securities, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 1.02 – Termination of a Material Definitive Agreement.

Effective as of December 30, 2025, the Company terminated the prior sales agreement, dated as of August 9, 2024 (the “2024 Sales Agreement”), with Cantor Fitzgerald & Co., B. Riley Securities, Inc., BTIG, LLC, Roth Capital Partners, LLC, Keefe, Bruyette & Woods, Inc., as successor in interest to Stifel Nicolaus Canada Inc., Compass Point Research & Trading, LLC, Northland Securities, Inc., and ATB Capital Markets USA Inc., a copy of which is filed as Exhibit 1.1 to the Company’s current report on Form 8-K filed with the SEC on August 9, 2024. Accordingly, with the termination of the 2024 Sales Agreement, the Company also terminated its “at-the-market” offering of shares of Common Stock conducted pursuant to the Company’s prospectus supplement filed with the SEC on August 9, 2024. As of the termination of the 2024 Sales Agreement and the associated offering, the Company had sold $600,533,914.83 of shares of Common Stock, with $149,466,085.17 of shares of Common Stock remaining unsold thereunder. No further offerings or sales of Common Stock will be conducted under the 2024 Sales Agreement. There are no costs or payments associated with the early termination of the 2024 Sales Agreement.

Item 9.01 – Financial Statements and Exhibits.

(d)Exhibits.

EXHIBIT INDEX

The following exhibits are filed or furnished herewith:

Exhibit No.	Description
1.1*	Sales Agreement, dated as of December 30, 2025, by and among Riot Platforms, Inc. and the Sales Agents.
5.1	Opinion of counsel Womble Bond Dickinson (US) LLP.
23.1	Consent of Womble Bond Dickinson (US) LLP (contained in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and similar amendments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplement copies of any of the omitted schedules upon request by the SEC.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT PLATFORMS, INC.

By:	/s/ Colin Yee
Name:	Colin Yee
Title:	Chief Financial Officer

Date: December 30, 2025